UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release dated September 14, 2005 as follows:

Cleveland-Cliffs Announces Agreement of Asset Sale to PolyMet

Cleveland, OH—September 14, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that it has reached an agreement in principle with PolyMet Mining Corp. (TSX:POM; OTCBB: POMGF) regarding terms for the early exercise of PolyMet’s option to acquire certain assets located at the Cliffs’ Erie site in Hoyt Lakes, Minnesota.

In February 2004, Cliffs entered into an agreement with PolyMet that granted PolyMet the option to acquire selected assets formerly owned by the LTV Steel Mining Company. PolyMet had until June 30, 2006, to exercise its option. The transaction is now scheduled to close before the end of this year.
According to the terms of the agreement announced today, upon closing, Cliffs will receive proceeds of $3.4 million in cash and approximately 6.2 million common shares of PolyMet. In addition, today’s agreement calls for PolyMet to assume, from Cliffs, certain ongoing site-related environmental and reclamation obligations.

When this transaction closes, Cliffs will hold approximately 7.2 million common shares of PolyMet, representing nearly eight percent of the 83.4 million shares currently outstanding and will account for PolyMet’s results in minority interest. Cliffs also has anti-dilutive rights allowing pro-rata participation in any future cash equity financings of PolyMet.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainty, including risks associated with PolyMet’s ability to finance and complete the transaction, obtain necessary mining and environmental permits and approvals, perform the assumed ongoing site-related environmental and reclamation obligations and the uncertainty as to the valuation of the common shares of PolyMet held by the Company. Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2004, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website.

News releases and other information on the Company are available on the Internet at http://www.cleveland-cliffs.com .

SOURCE: Cleveland-Cliffs Inc
CONTACT: Media: 1-216-694-4870
Financial Community: 1-800-214-0739, or 1-216-694-5459

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

September 15, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary